EXHIBIT 99.2

Notice of Guaranteed Delivery
for

RITE AID CORPORATION

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Rite Aid Corporation ("Rite Aid") made pursuant to the prospectus, dated August     , 2003 (the "Prospectus"), if certificates for the outstanding 9.25%% Senior Notes due 2013 of Rite Aid (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BNY Midwest Trust Company, as exchange agent (the "Exchange Agent") prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated letter of transmittal (or facsimile thereof) must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Holders of Old Notes who have previously validly delivered a notice of guaranteed delivery pursuant to the procedures outlined above and as further described in the Prospectus are not required to use this form. Holders of Old Notes who have previously validly tendered Old Notes for exchange or who validly tender Old Notes for exchange in accordance with this Form may withdraw any Old Notes so tendered at any time prior to the Expiration Date. See the Prospectus under the heading "The Exchange Offer" for a more complete description of the tender and withdrawal provisions. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

Delivery To:     BNY Midwest Trust Company

By Facsimile:	By Mail:	By Hand Before 4:30 P.M.:
(212) 298-1915	c/o The Bank of New York	c/o The Bank of New York
	Corporate Trust Operations	Corporate Trust Operations
Confirm by Telephone:	Reorganization Unit	Reorganization Unit
	101 Barclay Street – 7 East	101 Barclay Street – 7 East
(212) 815-6331	New York, NY 10286	New York, NY 10286
Attention: Santino Ginocchietti	Attention: Santino Ginocchietti	Attention: Santino Ginocchietti

By Overnight Courier and by Hand After 4:30 p.m. On the Expiration Date:

c/o The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street – 7 East
New York, NY 10286
Attention: Santino Ginocchietti

Delivery of this instrument to an address other than as set forth above, or transmission of this instrument via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to Rite Aid the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer-Guaranteed delivery procedures" section of the Prospectus.

Principal amount of 9.25% Senior Notes Due 2013 Tendered:*	If 9.25% Senior Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.
$ ________________________________________ Certificate Nos. (if available):	Account Number ________________________

Total Principal Amount Represented by Old Notes Certificate(s):
$ ________________________________________

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X    ____________________________                        ______________________

X    ____________________________                        ______________________

       Signature(s) of Owner(s)                                        Date
               or Authorized Signatory Date

               Area Code and Telephone Number: (      )

        Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:
Address(es):

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

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GUARANTEE

(Not to be used for signature guarantees)

        The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in "The Exchange Offer-Guaranteed delivery procedures" section of the Prospectus, together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm:	Authorized Signature:

Address	Title
Name: ________________________________
Zip Code	Please Type or Print
Area Code and Telephone No.: __________________________	Dated: ____________________________ , 2003

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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